Exhibit 99.1

Media Contact: Patrick Wilkison Vice President, Marketing and Business Development (949) 476-1180 pwilkison@stec-inc.com	Investors and Financial Media Contact: Mitch Gellman Vice President of Investor Relations (949) 260-8328 ir@stec-inc.com

STEC Announces Third Quarter 2007 Results; Company Achieves An 81 Percent Increase in Order Backlog Primarily Driven by Increased SSD Orders

SANTA ANA, Calif., November 13, 2007 – STEC, Inc. (Nasdaq:STEC), announced today the company’s financial results for the third quarter ended September 30, 2007.

Revenue for the third quarter of 2007 was $44.7 million, a decrease of 16.9% from $53.8 million for the third quarter of 2006, and an increase of 2.3% from $43.7 million for the second quarter of 2007. GAAP gross profit margin was 29.0% for the third quarter of 2007, compared to 34.5% for the third quarter of 2006, and 31.3% for the second quarter of 2007. GAAP diluted earnings per share from continuing operations was $0.01 for the third quarter of 2007, compared to $0.12 for the third quarter of 2006, and $0.04 for the second quarter of 2007.

GAAP results in the third quarter of 2007 included start-up costs related to the Company’s Malaysia facility that is currently under construction, a non-recurring inventory write-off, global tax structuring costs, first-year implementation costs related to Sarbanes-Oxley Act Section 404, fees and expenses related to the arbitration of the Consumer Division asset sale post-closing purchase price adjustment and the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release. Non-GAAP gross profit margin was 31.1% for the third quarter of 2007, compared to 34.5% for the third quarter of 2006, and 31.8% for the second quarter of 2007. Non-GAAP diluted earnings per share was $0.05 for the third quarter of 2007, compared to $0.12 for the third quarter of 2006, and $0.05 for the second quarter of 2007.

Business Outlook

Strategic Initiatives on Target

“During the third quarter of 2007, sampling activity and revenue from our ZeusIOPS Solid-State Drives (“SSD”) again accelerated in the Enterprise Storage and Video-on-Demand (“VoD”) sectors,” said Manouch Moshayedi, STEC’s chief executive officer. “In fact, it now appears that we will end the year at the top end of our first-year revenue target of $5 million to $10 million. Despite various announcements from other potential SSD manufacturers and the subsequent misunderstanding and misinterpretations by analyst reports, we do not see any competition currently in the ZeusIOPS portion of our business nor have we seen any announcements which indicate any potential competitors might be introducing an SSD with similar performance as our ZeusIOPS anytime during 2008. Furthermore we have not received any feedback from our customers who are currently qualifying our ZeusIOPS SSDs that a competitor has given them any indication that they might be introducing a product similar to our ZeusIOPS. As we had stated in previous conference calls, we expect a significant impact from our ZeusIOPS SSD product line to come in 2008 and beyond, with only modest, first-year revenue coming in 2007.

Backlog

“We achieved an 81% or $15.8 million increase in our order backlog during the third quarter of 2007 driven primarily by increased SSD orders. We ended the quarter with backlog of $35.2 million, up significantly from $19.4 million at the end of the second quarter of 2007. We believe that our SSD technology is clearly the leading technology for Enterprise-level applications. As our increased order backlog indicates, we believe that our long-term prospects for our SSD technology in the Enterprise-Storage and -Server markets including VoD applications, are very bright.

New Technology for the Enterprise-Server Market

“We expect to have our Mach8 SSD product line, which features our proprietary 8-channel controller, ready for customer sampling by the end of November 2007. The Mach8 and Mach8IOPS products will enable our Enterprise-Server customers to achieve high read and write IOPS performance at a competitive cost.

Malaysia Facility

“We are on target to complete construction of our Penang, Malaysia facility by the end of this month. We have already achieved ISO certification and several significant customer audits have been successfully conducted at our current facility. We expect our permanent facility to be operational in the first quarter of 2008 and ramp up to meaningful production levels by the end of the second quarter of 2008. We expect our investment in this new facility to help reduce average production and engineering costs, improve access to growing markets in Asia, improve supply-chain efficiency and lower our overall long-term effective corporate tax rate.

Guidance

“We currently expect fourth quarter of 2007 revenue to range from $48 million to $51 million with diluted non-GAAP earnings per share to range from $0.07 to $0.09. We are excited about our future in the ever-expanding Enterprise-SSD markets. We also look forward to the opening of our Malaysia facility and the implementation of our long-term global tax strategy.”

Conference Call

STEC will hold an open conference call to discuss results for the third quarter of 2007. The call will take place today at 1:30 p.m., Pacific/4:30 p.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the “About STEC/Support” link at www.stec-inc.com, then “Investor Relations.” The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “About STEC/Support,” then “Investor Relations” and then “Email Alert.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysian facility that is currently under construction, a non-recurring inventory write-off, global tax structuring costs, first-year implementation costs related to Sarbanes-Oxley Act Section 404, fees and expenses related to the arbitration of the Consumer Division asset sale post-closing price adjustment arbitration fees and the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax structure, the resources required to implement and be compliant with Sarbanes-Oxley Act Section 404, a prolonged arbitration proceeding with respect to the Consumer Division asset sale post-closing price adjustment dispute and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: expectation to end the year at around the top of our ZeusIOPS revenue target, expected significant impact from our ZeusIOPS SSD product line, our belief that there currently isn’t any competition in the ZeusIOPS portion of our business, our belief that our ZeusIOPS technology is clearly the leading technology for Enterprise-level applications, belief that our long-term prospects based on our SSD technology in the Enterprise-Storage and -Server markets including VoD applications are very bright, expected availability of our Mach8 SSD product line for customer sampling, expected timeframe for our new Malaysia facility to become operational and ramp up to meaningful production levels, expected benefits from our investment in the Malaysia facility, revenue and diluted earnings per share guidance for the fourth quarter of 2007; enthusiasm about our future in the SSD markets and management’s rationale for using non-GAAP financial measures. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: we may not realize the expected benefits of the recent divestiture of our Consumer Division; disruptions from the divestiture of our Consumer Division transaction could make it more difficult to maintain relationships with customers and employees; changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; excess inventory held by our customers may reduce future demand for our products; we may not realized the expected benefits from our operations in Malaysia or from our global tax restructuring; unexpected delays in or increased cost associated with the construction of our Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters;

and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of September 30, 2007	As of December 31, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$105,223	$40,907
Accounts receivable, net of allowances of $1,031 at September 30, 2007 and $1,620 at December 31, 2006	29,782	34,823
Inventory, net	30,480	51,453
Deferred income taxes	850	1,521
Current assets of discontinued operations	—	57,880
Other current assets	1,339	1,691

Total current assets	167,674	188,275

Furniture, fixtures and equipment, net	32,730	11,696
Intangible assets	1,154	1,439
Goodwill	1,682	1,682
Other long-term assets	958	423
Deferred income taxes	3,975	2,973
Long-term assets of discontinued operations	—	168

Total assets	$208,173	$206,656

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$16,285	$21,104
Accrued and other liabilities	6,688	7,111
Liabilities of discontinued operations	—	12,427

Total current liabilities	22,973	40,642

Long-term income taxes payable	1,416	—
Shareholders’ Equity:
Common stock	50	49
Additional paid-in capital	137,293	128,353
Retained earnings	46,441	37,612

Total shareholders’ equity	183,784	166,014

Total liabilities and shareholders’ equity	$208,173	$206,656

STEC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenues	$44,699	$53,755	$135,639	$141,469
Cost of revenues	31,719	35,185	94,526	98,187

Gross profit	12,980	18,570	41,113	43,282

Sales and marketing	3,987	4,401	12,693	11,428
General and administrative	5,006	2,440	12,921	8,393
Research and development	3,387	2,505	10,579	6,706

Total operating expenses	12,380	9,346	36,193	26,527
Operating income	600	9,224	4,920	16,755
Interest income and other	1,074	397	2,812	1,378

Income from continuing operations before provision for income taxes	1,674	9,621	7,732	18,133
Provision for income taxes	1,168	3,625	3,456	6,757

Income from continuing operations	$506	$5,996	$4,276	$11,376
Discontinued operations:
Income from operations of Consumer Division (including gain on disposal of $8,005)	$308	$1,369	$7,575	$1,671
Benefit (provision) for income taxes	16	(553)	(2,945)	(675)

Income from discontinued operations	$324	$816	$4,630	$996

Net income	$830	$6,812	$8,906	$12,372

Net income per share:
Basic:
Continuing operations	$0.01	$0.13	$0.09	$0.25
Discontinued operations	$0.01	$0.02	$0.09	$0.02

Total	$0.02	$0.15	$0.18	$0.27

Diluted:
Continuing operations	$0.01	$0.12	$0.08	$0.24
Discontinued operations	$0.01	$0.02	$0.09	$0.02

Total	$0.02	$0.14	$0.17	$0.26

Shares used in net income per share computation:
Basic	50,111	46,456	49,660	45,773

Diluted	51,884	48,489	51,762	47,156

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility that is currently under construction, (b) a non-recurring inventory write-off, (c) global tax structuring costs, (d) implementation costs related to Sarbanes-Oxley Act Section 404, (e) fees and expenses related to the arbitration of the Consumer Division asset sale post-closing purchase price adjustment and (f) the short-term impact of the implementation of the global tax structure on the Company’s effective tax rate. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a)	The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company uses its interim facility to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. The Company expects to attain meaningful production volume from its full-scale production facility in the third quarter of 2008. As the interim and full-scale production facilities are not expected to contribute meaningfully to operations until the third quarter of 2008, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations.

(b)	Printed Circuit Board (“PCB”) inventory write-off costs relate to a one-time write off of certain stacked PCBs. These PCBs were a component in stacked DRAM modules that were built with thin small outline package (“TSOP”) DRAM chips. DRAM memory chips used in modules for the server market have substantially transitioned from TSOP memory chips to ball grid array (“BGA”) memory chips. Although the company typically purchases DRAM memory chips only after a related order is placed by a customer, PCBs are typically purchased in large lots and are stocked in order to keep unit purchases prices at a minimum. The PCB inventory write-off resulted from this one-time technology transfer occurring more rapidly than expected for its server customers.

(c)	The global tax structuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. Management believes these cost should be excluded when evaluating core operations since management expects such costs to be immaterial after 2007.

(d)	First-year Sarbanes-Oxley costs relate to accounting and consulting fees related to the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2008 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2008 over the expected Sarbanes-Oxley audit costs in subsequent years. Management believes these costs should be excluded when evaluating core operations since management believes these costs will be immaterial after the first quarter of 2008.

(e)	Consumer division arbitration fees relate to legal and consulting fees incurred in the arbitration proceeding with Fabrik, Inc. (“Fabrik”) over the final purchase price adjustment for the sale of the assets of the Consumer division to Fabrik on February 9, 2007. The original amount in dispute subject to a formal arbitration process was approximately $6.7 million which has been reduced to approximately $2.7 million. In accordance with the Purchase Agreement, both parties have agreed to submit the disputed amounts to a third party arbitrator to resolve such matters. Management believes that legal and consulting fees incurred in conjunction with this arbitration proceeding should be excluded when evaluating core operations since management believes these costs are non-recurring and will be not be incurred once the matter is settled.

(f)	The short-term impact of the implementation of the global tax structure on the Company’s effective tax rate is related to an increase in the provision for income taxes as the result of research and development cost sharing arrangements made between the Company and certain of its foreign subsidiaries. The short-term impact of these intercompany agreements has resulted in research and development expenses being incurred in a foreign jurisdiction with a zero tax rate which has resulted in less overall tax benefits for the Company in the third quarter of 2007. However, as new products are being developed and sold in foreign jurisdictions, the Company expects to incur future profits that will be taxed at a lower rate than in the United States, resulting in long-term tax savings that will more than offset the short-term increases. Management believes that the increase in the Company’s effective tax rate is temporary and the incremental increase should be excluded when evaluating core operations.

STEC, INC.

Schedule Reconciling Non-GAAP Income From Continuing Operations to GAAP Income From Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income from continuing operations	$506	$5,996	$4,276	$11,376

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs (a)	$248	$—	$532	$—
Inventory write-down (b)	674	—	674	—

	922	—	1,206	—
Excluded from operating expenses
Malaysia facility start-up costs (a)	$648	$—	$1,773	$—
Global tax structuring costs (c)	153	86	424	357
First-year Sarbanes-Oxley implementation costs (d)	41	—	129	—
Consumer division sale arbitration fees (e)	868	—	868	—

	2,632	86	4,400	357
Income tax effect on non-GAAP adjustments	992	32	1,659	133

Net effect of adjustments to GAAP net income	1,640	54	2,741	224
Global tax structuring implementation short-term income tax impact (f)	538	—	538	—

Non-GAAP income from continuing operations	$2,684	$6,050	$7,555	$11,600

(a)—(f) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP gross margin	29.0%	34.5%	30.3%	30.6%
Effect of reconciling item on gross margin	2.1%	0.0%	0.9%	0.0%

Non-GAAP gross margin	31.1%	34.5%	31.2%	30.6%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP gross margin	$12,980	$18,570	$41,113	$43,282
Malaysia facility start-up costs (a)	248	—	532	—
Inventory write-down (b)	674	—	674	—

Non-GAAP gross margin	$13,902	$18,570	$42,319	$43,282

GAAP operating expenses	$12,380	$9,346	$36,193	$26,527
Malaysia facility start-up costs (a)	(648)	—	(1,773)	—
Global tax structuring costs (c)	(153)	(86)	(424)	(357)
First-year Sarbanes-Oxley costs (d)	(41)	—	(129)	—
Consumer division sale arbitration fees (e)	(868)	—	(868)	—

Non-GAAP operating expenses	$10,670	$9,260	$32,999	$26,170

GAAP operating income	$600	$9,224	$4,920	$16,755
Malaysia facility start-up costs (a)	896	—	2,305	—
Inventory write-down (b)	674	—	674	—
Global tax structuring costs (c)	153	86	424	357
First-year Sarbanes-Oxley implementation costs (d)	41	—	129	—
Consumer division sale arbitration fees (e)	868	—	868	—

Non-GAAP operating income	$3,232	$9,310	$9,320	$17,112

GAAP income from continuing operations before provision for income taxes	$1,674	$9,621	$7,732	$18,133
Malaysia facility start-up costs (a)	896	—	2,305	—
Inventory write-down (b)	674	—	674	—
Global tax structuring costs (c)	153	86	424	357
First-year Sarbanes-Oxley implementation costs (d)	41	—	129	—
Consumer division sale arbitration fees (e)	868	—	868	—

Non-GAAP income from continuing operations before provision for income taxes	$4,306	$9,707	$12,132	$18,490

GAAP income from continuing operations	$506	$5,996	$4,276	$11,376
Malaysia facility start-up costs (a)	896	—	2,305	—
Inventory write-down (b)	674	—	674	—
Global tax structuring costs (c)	153	86	424	357
First-year Sarbanes-Oxley implementation costs (d)	41	—	129	—
Consumer division sale arbitration fees (e)	868	—	868	—
Global tax structuring short-term income tax impact (f)	538	—	538	—
Income tax effect on non-GAAP adjustments	(992)	(32)	(1,659)	(133)

Non-GAAP income from continuing operations	$2,684	$6,050	$7,555	$11,600

GAAP diluted earnings per share from continuing operations	$0.01	$0.12	$0.08	$0.24
Impact of non-GAAP adjustments on diluted earnings per share	$0.04	$0.00	$0.06	$0.01

Non-GAAP diluted earnings per share from continuing operations	$0.05	$0.12	$0.14	$0.25

(a)—(f) Refer to the corresponding footnotes above.